Exhibit 99.1

DRAFT – NOT FOR IMMEDIATE RELEASE

Contacts:

Alphatec Holdings, Inc.

Gordon C. Bigler

Vice President, Finance, IR & Corporate Communications

760.494.6667

gbigler@alphatecspine.com

Alphatec Holdings, Inc. Announces Record First Quarter 2008 Revenue and

Financial Results

CARLSBAD, Calif., April 24, 2008 — Alphatec Holdings, Inc. (NASDAQ: ATEC), a medical device company focused on the design, development, manufacturing and marketing of products for the surgical treatment of spine disorders, announced today financial results and record revenue for the first quarter ended March 31, 2008.

First Quarter 2008 Results Highlights:

•	Consolidated revenues grew 18.7% to a quarterly record of $23.2 million from Q1 2007 to Q1 2008

•	U.S. revenues grew 12.0% to $18.6 million from Q1 2007 to Q1 2008

•	Asia revenues grew 56.7% to $4.6 million from Q1 2007 to Q1 2008

•	GAAP net loss per share for the quarter was $(0.10); from a GAAP net loss of $(0.08) during Q1 2007

•	Non-GAAP net loss per share for the quarter was $(0.06); from a non-GAAP net loss of $(0.07) during Q1 2007

•	Consolidated adjusted EBITDA for the quarter was negative $637,000; from an adjusted EBITDA of $47,000 during Q1 2007

•	Acquired worldwide license for an expandable interbody/vertebral body replacement technology

•	Acquired exclusive worldwide license for a dynamic anterior cervical plate technology

First Quarter 2008 Results:

Consolidated revenues for the first quarter of 2008 were $23.2 million, an increase of 8.7% from the $21.3 million reported for the fourth quarter of 2007 and an increase of 18.7% from the $19.6 million reported for the first quarter of 2007. U.S. revenues for the first quarter of 2008 were $18.6 million, an increase of 9.2% from the $17.1 million reported for the fourth quarter of 2007 and an increase of 12.0% from the $16.6 million reported for the first quarter of 2007. Asia revenues for the first quarter of 2008 were $4.6 million, an increase of 6.7% from the $4.3 million reported for the fourth quarter of 2007 and an increase of 56.7% from the $2.9 million reported for the first quarter of 2007.

Net loss computed in accordance with U.S. generally accepted accounting principles (GAAP) for the first quarter of 2008 was $4.8 million, or ($0.10) per share (diluted), compared with a GAAP net loss of $11.2 million, or ($0.24) per share (diluted), for the fourth quarter of 2007, and GAAP net loss of $2.7 million, or ($0.08) per share (diluted), for the first quarter of 2007. GAAP net loss for the first quarter of 2008 includes $1.3 million of in-process research and development expense associated with acquiring the worldwide license to develop and commercialize an expandable interbody/vertebral body replacement technology utilizing a unique geometric design configuration that can be expanded once the device is placed into the disc space and is designed to be used in percutaneous, minimally invasive percutaneous procedures, as well as mini-open and open delivery procedures and a dynamic anterior cervical plate technology that incorporate a unique self ratcheting mechanism which enables the dynamic anterior cervical plate to allow for axial settling in order to increase load sharing with the graft and thereby improve fusion rates. Similar to Alphatec’s TRESTLE™ anterior cervical plate, the new dynamic plate combines a large window that enables graft site and end plate visualization with a slender profile for an aesthetic and anatomical union.

In addition to GAAP results, Alphatec reports earnings before interest, taxes, depreciation, and amortization (“EBITDA”), net earnings or net loss, and net earnings or net loss per share calculations, as adjusted or on a non-GAAP basis. A discussion of Alphatec’s use of these non-GAAP financial measures is set forth below for the three months ended March 31, 2008 and 2007, respectively.

EBITDA, as adjusted, for the first quarter of 2008, was a negative $637,000 compared to adjusted EBITDA of $540,000 for the fourth quarter of 2007 and compared to adjusted EBITDA of $47,000 for the first quarter of 2007.

Non-GAAP net loss, as adjusted, for the first quarter of 2008, was $2.6 million or ($0.06) per share (diluted), compared with a non-GAAP net loss of $2.3 million, or ($0.05) per share (diluted), for the fourth quarter of 2007, and non-GAAP net loss of $2.4 million, or ($0.07) per share (diluted), for the first quarter of 2007.

“Although we are pleased with our record first quarter revenue, we must continue to focus on propelling our business with high quality and innovative products,” stated Dirk Kuyper, President and CEO. “We are investing heavily in research and development and feel confident that we are executing our plan of accelerating revenue growth and expanding operating margins by bringing to market our innovative product development pipeline that is squarely focused on providing solutions for the aging spine market, the fastest growing demographic segment of the market.”

As of March 31, 2008, cash and cash equivalents totaled $26.9 million.

Non-GAAP Information

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) included in this press release is a non-GAAP (generally accepted accounting principles) financial measure which represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock based compensation costs, and other non-recurring income of expense items. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles. In prior periods, EBITDA was calculated as detailed above, with the exclusion of other income.

The company believes that EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the company’s business operations. Management uses EBITDA in evaluating the overall performance of the company’s business operations.

Though management finds EBITDA useful for evaluating aspects of the company’s business, its reliance on this measure is limited because excluded items often have a material effect on the company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses EBITDA in conjunction with GAAP earnings and earnings per common share measures. The company believes that EBITDA provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of performance, and a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the company’s financial results.

The company believes that non-GAAP net earnings or net loss figures and non-GAAP net earnings or loss per share calculation provides useful information to investors about the company’s performance because it eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the company’s business operations. Management uses a non-GAAP net earnings or loss calculation in evaluating the overall performance of the company’s business operations.

Conference Call

Alphatec will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. To participate in the conference call, please visit the investor relations section of the Alphatec website at www.alphatecspine.com. The dial-in numbers are (877) 681-3375 for domestic callers and (719) 325-4915 for international. A live webcast of the conference call will be available online from the investor relations section of the Alphatec website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec’s website, for one year.

About Alphatec

Alphatec Holdings, Inc. (Nasdaq:ATEC) designs, develops, manufactures and markets products for the surgical treatment of spine disorders. Alphatec’s broad product portfolio and pipeline includes a variety of spinal implant products and systems focused on solutions addressing the cervical, thoracolumbar, intervertebral, minimally invasive, vertebral compression fractures and allograft markets. Alphatec’s “surgeons’ culture” emphasizes collaboration with spinal surgeons to conceptualize, design and co-develop a broad range of products. State-of-the-art in-house manufacturing capabilities provide a unique competitive advantage, enabling Alphatec to rapidly deliver customized solutions to meet surgeons’ and patients’ critical needs. Alphatec has 23 issued U.S. patents, six issued foreign patents and 30 pending patent applications, including 10 pending U.S. applications, six pending international applications and 15 pending foreign national applications. Alphatec’s principal product offerings are primarily focused on the global spine implant and biologics market, which is estimated to be more than $7.0 billion in 2007. In addition to its U.S. operations, Alphatec also markets a range of spine and orthopedic products in Asia through its subsidiary, Alphatec Pacific, Inc. For more information, please visit www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to: Alphatec’s expected revenues in 2008, Alphatec’s ability to accelerate new product momentum, bring to market differentiated products and commercialize its product pipeline. Alphatec cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: Alphatec’s ability to accelerate its revenue growth and expand operating margins by bringing to market innovative products, Alphatec’s ability to successfully control its costs, Alphatec’s ability to successfully leverage upon the experience of its Scientific Advisory Board, Alphatec’s ability to develop and expand its spine fusion business in the United States, Asia and Europe, Alphatec’s ability to enter the high-growth areas of spine disorders, including the market for disorders that are prevalent in aging patients, Alphatec’s ability to meet fiscal year

2008 revenue guidance in either the United States, Asia or Europe, Alphatec’s ability to expand and maintain a successful sales and marketing organization, continuation of favorable third party payor reimbursement for procedures performed using Alphatec’s products, unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, uncertainty of success in developing new products or products currently in Alphatec’s pipeline, including those products that are intended to treat disorders prevalent in aging patients uncertainty of success in bringing to market differentiated products that meet the evolving needs of the contemporary spine surgeon, the growth rate of the spine market related to aging and elderly patients, price erosion related to Alphatec’s products, failure to successfully introduce, develop and commercialize new products, failure to achieve acceptance of Alphatec’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, Alphatec’s ability to compete with other competing products and with emerging new technologies within and outside of spinal fusion, product liability exposure, patent infringement claims and claims related to Alphatec’s intellectual property. Please refer to the risks detailed from time to time in Alphatec’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data—unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues	$23,197	$19,550
Cost of revenues	7,887	6,881

Gross profit	15,310	12,669
Operating expenses:
Research and development	3,204	1,465
In-process research and development	1,300	—
Sales and marketing	9,139	7,909
General and administrative	6,528	5,907

Total operating expenses	20,171	15,281

Operating loss	(4,861)	(2,612)
Interest and other income (expense), net	174	(61)

Loss before taxes	(4,687)	(2,673)
Income taxes	92	1

Net loss applicable to common stockholders’	$(4,779)	$(2,674)

Net loss per common share:
Basic	$(0.10)	$(0.08)
Diluted	$(0.10)	$(0.08)
Weighted-average shares:
Basic	46,001	33,493
Diluted	46,001	33,493

ALPHATEC HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands—unaudited)

	As of March 31, 2008	As of December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$26,904	$25,843
Restricted Cash	0	2,000
Accounts receivable, net	14,183	13,035
Inventories, net	21,658	20,092
Prepaid expenses and other current assets	1,752	1,968
Deferred income taxes	706	937

Total current assets	65,203	63,875
Property and equipment, net	13,884	12,229
Goodwill	60,183	60,003
Intangibles, net	8,738	9,634
Other assets	2,314	1,499

Total assets	$150,322	$147,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,382	$5,948
Accrued expenses	11,798	13,368
Lines of credit	9,366	2,546
Current portion of long-term debt	2,084	2,211

Total current liabilities	29,630	24,073
Total long term liabilities	4,155	4,705
New redeemable preferred stock	23,608	23,612
Total equity	92,929	94,850

Total liabilities and stockholders’ equity	$150,322	$147,240

ALPHATEC HOLDINGS, INC.

UNAUDITED RECONCILIATION OF SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except per share data—unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues by Geographic Segment
U.S.	$18,647	$16,647
Asia	4,550	2,903

Consolidated Revenues	23,197	19,550
Gross Profit by Geographic Segment
U.S.	$13,653	$10,989
Asia	1,657	1,680

Consolidated Gross Profit	15,310	12,669
Gross Profit Margin by Geographic Segment
U.S.	73.2%	66.0%
Asia	36.4%	57.9%

Consolidated Gross Profit Margin	66.0%	64.8%

ALPHATEC HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data—unaudited)

	Three Months Ended March 31,
	2008	2007
GAAP loss before taxes, as reported	$(4,687)	$(2,673)
Add back significant items:
Stock-based compensation	769	251
In-process research and development	1,300	—
Lawsuit settlement/plant shutdown/relocation	120	—

Non-GAAP loss before taxes	(2,498)	(2,422)
Income taxes	92	1

Non-GAAP net loss applicable to common stockholders’	$(2,590)	$(2,423)

Non-GAAP Net loss per common share:
Basic	$(0.06)	$(0.07)
Diluted	$(0.06)	$(0.07)
Weighted-average shares:
Basic	46,001	33,493
Diluted	46,001	33,493

	Three Months Ended March 31,
	2008	2007
Operating loss, as reported	$(4,861)	$(2,612)
Add back:
Depreciation	1,020	1,466
Amortization of intangibles	1,015	942

Total EBITDA	(2,826)	(204)
Add back significant items:
Stock-based compensation	769	251
In-process research and development	1,300	—
Lawsuit settlement/plant shutdown/relocation	120	—

EBITDA, as adjusted for significant items	$(637)	$47